UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IndexIQ ETF Trust

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Please help with this important matter

April 6, 2015

Dear IndexIQ Funds Shareholder:

The IndexIQ Funds shareholder meetings have been adjourned until May 21, 2015. Our records indicate that you have not yet voted your shares on an important management proposal.

IndexIQ Advisors, LLC, investment adviser to the IndexIQ Funds, is being purchased by an affiliate of New York Life Insurance Company. The IndexIQ Funds need your vote to approve the new Investment Advisory Agreement necessitated by the investment adviser’s change in control. The Funds’ senior management and portfolio managers will not change after the transaction is complete. Also, the Funds’ advisory fees will not change.

SHAREHOLDER SUPPORT

We have received strong support from shareholders and are very close to obtaining the votes required to pass managements’ proposal for all IndexIQ Funds. Out of 12 IndexIQ Funds included in this special meeting, nine funds have reached the vote requirement as of today. The remaining three funds are close to reaching the required vote, but we still need your help.

YOUR VOTE IS EXTREMELY IMPORTANT - PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE

You most likely are not aware, but there are thousands of retail shareholders that have record date share positions in the remaining funds. Many shareholders believe their vote is insignificant and do not vote. Please understand that without your help, we will have a difficult time achieving the required vote. According to the Securities and Exchange Commission, one of your key rights as a shareholder is the right to vote the shares of the companies and funds in which you invest. Please take the opportunity to exercise your voting rights.

HOW TO VOTE

You can vote online, by telephone or by signing and returning the enclosed proxy card. In order to allow sufficient time to respond, we have adjourned the meeting until 2 PM (Eastern) on May 21, 2015 at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022. Please cast your vote now so that it is received in time. If you have any questions regarding the enclosed proxy card or need assistance voting, please contact us at 1-800-714-2193 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

We greatly appreciate and value your investment with IndexIQ. Thank you in advance for your timely consideration of the matter.

Sincerely,

Adam S. Patti

Chairman and President